Exhibit 99.2
DSW Inc. Announces Departure of President, Peter Horvath
COLUMBUS, OH (May 29, 2008) — DSW Inc. announced effective May 29, 2008, the resignation of its president, Peter Horvath, who is leaving the company to pursue another opportunity.
“All of us at DSW appreciate the important contributions Peter has made to the DSW brand,” said Jay Schottenstein, chairman and CEO of DSW Inc. “We wish him success in his future professional pursuits.”
Separately, the Board of Directors and Mr. Schottenstein have initiated a national search for a CEO. Once the search is completed, Mr. Schottenstein will retain the role of chairman.
DSW Inc. is a leading branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men. As of May 29, 2008, DSW operated 270 stores in 37 states and operated an e-commerce site, www.DSW.com. DSW also supplied footwear to 384 leased locations (36 for related retailers and 348 for non-related retailers) in the United States. For store locations and additional information about DSW, visit www.DSWinc.com.
For more information contact:
Debbie Mitchell
(614) 872-1078
DebbieMitchell@dswinc.com
Or
Leslie Neville
(614) 872-1255
LeslieNeville@dswinc.com
# # #